Exhibit 99.1

NEWS RELEASE

INSYS Therapeutics Reports First Quarter 2019 Results

Company Continues to Execute Against Pipeline-Focused Strategy

New Drug Application Submitted for Proprietary Naloxone Nasal Spray Formulation

Company Provides Liquidity Update

PHOENIX—May 10, 2019—INSYS Therapeutics, Inc. (NASDAQ: INSY), a leader in the development, manufacture and commercialization of pharmaceutical cannabinoids and spray technology, today reported financial results for its first quarter ended Mar. 31, 2019.

RECENT HIGHLIGHTS

•	Appointed Andy Long as chief executive officer; in parallel promoted Andrece Housley as chief financial officer; and Dr. Venkat Goskonda as chief scientific officer
•	Continued advancement of strategic alternatives for opioid-related assets
•	Furthered discussions on capital planning and the evaluation of strategic alternatives with Lazard (See Liquidity Update below)
•	Progressed R&D programs with a $10.5 million investment in the first quarter of 2019:
o	Submitted NDA for naloxone nasal spray
o	Received guidance from FDA following end of Phase 2 meeting for epinephrine nasal spray
o	Completed enrollment of second cohort in childhood absence epilepsy Phase 2 study
o	Active enrollment in the Company-sponsored CBD Prader-Willi syndrome (Phase 2) trial
o	Company-sponsored CBD Infantile Spasms Phase 3 study terminated; the closure of this trial is unrelated to efficacy or safety but was due to challenges related to recruitment of patients
•	Presented poster on proprietary epinephrine nasal spray at American Academy of Allergy, Asthma & Immunology Annual Meeting
•

Awarded National Institute on Drug Abuse (NIDA) grant for a series of clinical studies designed to evaluate the effects of pharmaceutical-grade cannabidiol on craving and relapse prevention in opioid use disorder

Financial Highlights

•

Net revenue for the first quarter of 2019 was $7.6 million, compared to $23.9 million for the first quarter of 2018, driven primarily by declines in the TIRF market and a $3.9 million reduction of inventory in the channel

•	Gross margin was 40.0 percent for the first quarter of 2019, compared to 90.8 percent in the same period of 2018 due to write-off of excess inventory
•

Sales and marketing investment was $4.1 million for the first quarter of 2019, compared to $9.1 million for the first quarter of 2018 as a result of managing commercial resources in line with market conditions

•

Research and development investment decreased to $10.5 million for the first quarter of 2019, compared to $12.3 million for the first quarter of 2018 due to fluctuations in the timing of clinical trials

•	General and administrative expense of $11.0 million for the first quarter of 2019 increased as compared to $9.6 million in the first quarter of 2018 as a result of professional advisory fees
•

Legal expense increased to $25.7 million for the first quarter of 2019, compared to $10.3 million in the first quarter of 2018, as a result of the company’s legal proceedings, including expenses associated with indemnification of John Kapoor in connection with his trial, which represented $18.1 million of the first quarter 2019 expense. Management is disputing the reasonableness of certain indemnification-related expenses for this quarter and prior periods

•	The company accrued $73.9 million for potential contingent losses related to outstanding legal matters in the first quarter of 2019 compared to $0.7 million in the first quarter of 2018
•	Income tax expense of $1.2 million for the first quarter of 2019 compared to an expense of $0.2 million during the first quarter of 2018
•

Net loss for the first quarter of 2019 was ($123.8 million), or ($1.66) per basic and diluted share, compared to a net loss of ($20.4 million), or ($0.28) per basic and diluted share, for the first quarter of 2018. Adjusted net loss for the first quarter of 2019 was ($0.55) per basic and diluted share

•

Adjusted EBITDA loss for the first quarter of 2019 was ($44.1 million), compared to Adjusted EBITDA loss of ($14.9 million) in the prior-year quarter. The reconciliation of net income to Adjusted EBITDA is included at the end of this news release

•	The company had $87.6 million in cash, cash equivalents and short-term and long-term investments with no debt outstanding as of Mar. 31, 2019

Liquidity Update

As further discussed in our Form 10-Q for the period ended March 31 ,2019 (the “Form 10-Q”), while the company has no outstanding debt, available liquidity is limited to $87.6 million in cash and cash equivalents and investments as of March 31, 2019, and the company expects to have continued negative cash flows from operating activities. The company has experienced recurring and increasing losses from operations over the previous 18 months due to significant declines in the TIRF market and significant legal expenses resulting from the investigation by the US Department of Justice (“DOJ”) and other significant litigation matters to which we are subject.  As reported in the Form 10-Q, we have estimated liabilities of approximately $240.3 million as of March 31, 2019 for proposed settlements of our various litigation matters, and there are other matters for which we have not been able to determine a reasonable estimated loss. Furthermore, we are uncertain if we will be able to complete a final settlement with the DOJ because of the company’s inability to fulfill demands made by the DOJ, including the execution of a security agreement related to the assets of the company to collateralize payments under the settlement.  These factors raise substantial doubt about the company’s ability to continue as a going concern within one year of the issuance date of the unaudited condensed consolidated financial statements.

If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

Management’s plans, in order to meet our operating cash flow requirements, include the pursuit of strategic alternatives related to the sale or licensing of the Company’s assets.  As previously disclosed, on November 5, 2018, the company announced a process to review strategic alternatives for its portfolio of opioid-related assets, including SUBSYS®, as well as formulations of buprenorphine and the combination of buprenorphine/naloxone. There are no assurances that the company will be successful in implementing a strategic plan for the sale of its assets in order to address its impending liquidity constraints.  If the company cannot successfully implement its strategic plan for the sale of its assets, and/or reach an agreement with the DOJ, its liquidity, financial condition and business prospects will be materially and adversely affected.  Accordingly, it may be necessary for the company to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring. Therefore, trading in our securities is highly speculative. Our Board of Directors has not made any decisions related to any strategic alternatives at this time.

About INSYS

INSYS Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve patients’ quality of life. Using proprietary spray technology and capabilities to develop pharmaceutical cannabinoids, INSYS is developing a pipeline of products intended to address unmet medical needs and the clinical shortcomings of existing commercial products. INSYS is committed to developing medications for potentially treating anaphylaxis, epilepsy, Prader-Willi syndrome, opioid addiction and overdose, and other disease areas with a significant unmet need.

SUBSYS® and SYNDROS® are trademarks of INSYS Development Company, Inc., a subsidiary of INSYS Therapeutics, Inc.

NOTE: All trademarks and registered trademarks are the property of their respective owners.

Forward-Looking Statements

This news release contains both historical information and forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions as of the date of this presentation, and actual results may differ materially from those in these forward-looking statements as a result of various factors, including many which are beyond INSYS’ control.

Such factors include, but are not limited to risks regarding: the expenses, impact and potential outcomes of pending claims, litigation and other legal proceedings, including our ability to finalize a settlement with the DOJ;INSYS' indemnification obligations for former executives; the heightened attention on the use of opioids; INSYS' ability to secure additional funding as needed; INSYS' ability to consummate a strategic alternative for its portfolio of opioid-related assets; INSYS’ ability to continue as a going concern; a potential Chapter 11 filing; INSYS' ability to commercialize products successfully; INSYS’ ability to successfully manage its commercial relationships and sales infrastructure; INSYS’ ability to obtain anticipated governmental or regulatory approvals; INSYS’ failure to comply with post-approval regulatory and governmental requirements; the actual sales potential and opportunity of identified markets; and INSYS’ ability to realize the expectations of its pipeline and product candidate plans and timelines.  For a further description of these and other risks facing INSYS, please see the risk factors described in the company's filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated in the company’s Quarterly Report on Form 10-K for the quarter ended March 31, 2019, and subsequent filings.  All the information included herein is dated information concerning the company.  The company disclaims and does not undertake any obligation to update or revise any forward-looking statements or historical information contained herein.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the company is also reporting Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share, which are non-GAAP financial measures. Since

Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive loss and cash flow data prepared in accordance with GAAP. In addition, the company’s definitions of Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net loss to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net loss, plus:

•	Interest income (expense), net;
•	The recorded provision for income taxes;
•	Depreciation and amortization; and
•	Non-cash expenses, such as stock compensation expense and accruals for expected litigation settlements.

The company believes that Adjusted EBITDA can be a meaningful indicator, to both company management and investors, of the past and expected ongoing operating performance of the company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the company’s true operational performance.

Adjusted net loss, as defined by the company, is calculated as follows:

Net loss, plus:

•	The recorded provision for income taxes;
•	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accruals for expected litigation settlements); and;
•	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net loss per diluted share is equal to Adjusted net loss divided by the diluted share count for the applicable period.

The company believes that Adjusted net loss and Adjusted net loss per diluted share are meaningful financial indicators, to both company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the company uses Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net loss does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the company’s compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share and encourages investors to do likewise.

— Financial tables follow —

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenue	$7,630	$23,911
Cost of revenue	4,575	2,204
Gross profit	3,055	21,707

Operating expenses:
Sales and marketing	4,119	9,051
Research and development	10,523	12,260
General and administrative	10,986	9,552
Legal	25,677	10,337
Charges related to litigation award and settlements	73,863	740
Total operating expenses	125,168	41,940

Loss from operations	(122,113)	(20,233)
Interest income	423	503
Other expense, net	(908)	(469)
Loss before income taxes	(122,598)	(20,199)
Income tax expense	1,246	171
Net loss	$(123,844)	$(20,370)

Net loss per common share:
Basic	$(1.66)	$(0.28)
Diluted	$(1.66)	$(0.28)

Shares used in computing net loss per common share:
Basic	74,426,030	73,745,202
Diluted	74,426,030	73,745,202

Percentage of Net revenue:

Net revenue	100.0%	100.0%
Cost of revenue	60.0%	9.2%
Gross profit	40.0%	90.8%

Operating expenses:
Sales and marketing	54.0%	37.9%
Research and development	137.9%	51.3%
General and administrative	144.0%	39.9%
Legal	336.4%	43.3%
Charges related to litigation award and settlements	968.1%	3.1%
Total operating expenses	1640.4%	175.5%

Loss from operations	-1600.4%	-84.7%
Interest income	5.5%	2.1%
Other income (expense),net	-11.9%	-1.9%
Loss before income taxes	-1606.8%	-84.5%

Income tax expense (benefit)	16.3%	0.7%
Net loss	-1623.1%	-85.2%

INSYS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS:
Cash and cash equivalents	$36,513	$31,552
Short-term investments	47,380	64,126
Accounts receivable, net	6,087	12,610
Inventories	7,246	8,608
Prepaid expenses and other current assets	8,501	9,396
Long-term investments	3,726	8,446
Other non-current assets	63,147	57,789
Total assets	$172,600	$192,527

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Liabilities	$336,324	$235,627
Stockholders' deficit	(163,724)	(43,100)
Total liabilities and stockholders' deficit	$172,600	$192,527

INSYS THERAPEUTICS, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net loss	$(123,844)	$(20,370)
Adjustments to arrive at EBITDA:
Interest income	(423)	(503)
Income tax expense	1,246	171
Depreciation and amortization expense	1,961	1,938
EBITDA	(121,060)	(18,764)
Non-cash stock compensation expense	3,109	3,170
Charges related to litigation award and settlements	73,863	740
Adjusted EBITDA	$(44,088)	$(14,854)

INSYS THERAPEUTICS, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net loss	$(123,844)	$(20,370)
Income tax expense	1,246	171
Loss before income taxes	(122,598)	(20,199)
Adjustments to arrive at Adjusted net loss:
Non-cash stock compensation expense	3,109	3,170
Charges related to litigation award and settlements	73,863	740
Adjusted loss before income taxes	(45,626)	(16,289)
Less: Adjusted income tax provision	(4,402)	(2,261)
Adjusted net loss	$(41,224)	$(14,028)

Adjusted net loss per diluted share	$(0.55)	$(0.19)

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CONTACT:	Investor Relations & Corporate Communications
Jackie Marcus or Chris Hodges
Alpha IR Group
312-445-2870
INSY@alpha-ir.com